                                                                  EXHIBIT 10.263

                                                                      SCHEDULE A

[WELLS FARGO LOGO]
WELLS FARGO EQUIPMENT FINANCE, INC.
733 Marquette Avenue, Suite 700
Minneapolis, MN 55402

                           Supplement No. 102541-100 dated as of MARCH 19, 2004 To Master Lease No. 102541 dated as of MARCH 19, 2004

Lessee: MEADOW VALLEY CONTRACTORS, INC.

Equipment originally located at: 4411 South 40th Street
                                 Phoenix, AZ 85040

EQUIPMENT DESCRIPTION:

      - Two (2) New 2004 Ingersoll-Rand model DD110HF Asphalt Rollers, Serial Number(s): 175785, 175813

      - Two (2) New 2004 Ingersoll-Rand model DD130HF Asphalt Rollers, Serial Number(s): 175814, 175922

      - One (1) New 2004 Ingersoll-Rand model PF-5510 Blaw-Knox Paving Machine, Serial Number: PF5510-176208 including all attachments, accessories and options.

Dated: March 19, 2004

Lessee: MEADOW VALLEY CONTRACTORS, INC.

By: /s/ [ILLEGIBLE]
    ----------------
Title: [ILLEGIBLE]

[WELLS FARGO LOGO]                                    SUPPLEMENT TO MASTER LEASE
WELLS FARGO EQUIPMENT FINANCE, INC.                           OPTION TO PURCHASE
733 Marquette Avenue, Suite 700
MAC N9306-070
Minneapolis, MN 55402

                      Supplement Number 102541-100 dated as of March 19, 2004 to Master Lease Number 102541 dated as of March 19, 2004

Name and Address of Lessee:
MEADOW VALLEY CONTRACTORS, INC.
4411 SOUTH 40TH STREET
PHOENIX, AZ 85040

This is a Supplement to the Master Lease identified above between Lessor and Lessee (the "Master Lease"). Upon the execution and delivery by Lessor and Lessee of this Supplement, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the equipment described below upon the terms and conditions of this Supplement and the Master Lease. All terms and conditions of the Master Lease shall remain in full force and effect except to the extent modified by this Supplement. This Supplement and the Master Lease as it relates to this Supplement are hereinafter referred to as the "Lease".

EQUIPMENT DESCRIPTION:

THE EQUIPMENT DESCRIBED ON SCHEDULE A ATTACHED HERETO AND MADE A PART HEREOF.

EQUIPMENT LOCATION: 4411 SOUTH 40TH STREET, PHOENIX, AZ 85040

                            SUMMARY OF PAYMENT TERMS

Initial Term in Months: 36                                              Total Cost: $827,000.00
Payment Frequency: MONTHLY                                              Total Basic Rent: $595,548.00
Basic Rental Payment: $16,543.00 plus applicable sales and use tax      Interim Rent Daily Rate: NIA
Number of Installments: 36                                              Interim Rent Cutoff Date: NIA
Advance Payments: FIRST due on signing this Lease                       Security Deposit: N/A

END OF TERM OPTIONS:

1. Upon expiration of the initial term of the Lease and, except as otherwise specifically set forth herein, any renewal term, and, provided that the Lease has not been terminated early and Lessee is in compliance with the Lease in all respects, Lessee may upon at least 90 but not more that 120 days prior written notice to Lessor exercise one of the following options:

      (i) purchase all but not less than all of the Equipment for a purchase price equal to the then Fair Market Value of the Equipment. "Fair Market Value" of the Equipment for purposes of this paragraph shall be an amount determined according to the following procedure. Upon receipt of Lessee's notice of election to purchase the Equipment, Lessee and Lessor will attempt to agree on an amount during the next 30 days, and the amount so agreed upon shall be the Fair Market Value. In the event Lessor and Lessee cannot agree on an amount during such 30-day period, then each party shall choose an independent appraiser, and the two appraisers shall each determine the Fair Market Value of the Equipment on the basis of an arm's-length sale between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller under no compulsion to sell. The average of the amounts determined by the two appraisers shall be the Fair Market Value. Each party shall pay the expenses of the appraiser it chooses; or

      (ii) renew the Lease with respect to all but not less than all of the Equipment at the expiration of the initial term of the Lease for a rental of $8,271.00 per month payable monthly in advance for a period of THIRTY (30) months. All other terms and conditions of the Lease shall remain in full force and effect throughout the renewal period. Upon expiration of the renewal term Lessee shall either purchase the Equipment pursuant to paragraph 1(i) above, renew the Lease for the then Fair Market Rental Value of the Equipment for a term to be agreed upon by Lessee and Lessor, or return the Equipment in accordance with paragraph 14 of the Lease. "Fair Market Rental Value" of the Equipment for purposes of the preceding sentence shall be an amount determined according to the following procedure. Upon receipt of Lessee's notice of election to renew the Lease, Lessee and Lessor will attempt to agree on an amount during the next 30 days, and the amount so agreed upon shall be the Fair Market Rental Value. In the event Lessor and Lessee cannot agree on an amount during such 30-day period, then each party shall choose an independent appraiser, and the two appraisers shall each determine the Fair Market Rental Value of the Equipment on the basis of an arm's-length transaction between an informed and willing lessor and an informed and willing lessee under no compulsion to

           THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

Lessor: Wells Fargo Equipment                   Meadow-Valley Contractors,
Finance, Inc.                                   Inc., Lessee

_____________________________                   By /s/ [ILLEGIBLE]
By                                                -----------------------------

_____________________________                   Title [ILLEGIBLE]
Title

_____________________________
Rent Commencement Date
            lease. The average of the amounts determined by the two appraisers shall be the Fair Market Rental Value. Each party shall pay the expenses of the appraiser it chooses; or

      (iii) return the Equipment to Lessor in accordance with paragraph 14 of the Lease.

2. If on account of casualty or otherwise less than all of the Equipment is subject to the Lease at the expiration of the initial term of the Lease or any renewal term pursuant to paragraph 1(ii) hereof, then the purchase price under paragraph 1(i) or the renewal rent under paragraph 1(ii) shall be computed with reference only to the items of Equipment then subject to the Lease.

3. If Lessee should give timely notice of election to purchase the Equipment and fail to make timely payment of the purchase price, then Lessor may in its sole discretion, by written notice to Lessee, (a) treat the Equipment as purchased and enforce payment of the purchase price, or (b) declare a failure to meet the conditions of purchase whereupon the interest of Lessee in the Lease and the Equipment shall terminate automatically.

4. Following Lessor's receipt of the purchase price for the Equipment and upon request by Lessee, Lessor will deliver a bill of sale transferring the Equipment to Lessee. Lessor hereby warrants that at the time of transfer the Equipment will be free of all security interests and other liens created by or arising through Lessor. LESSOR MAKES NO OTHER WARRANTY WITH RESPECT TO THE EQUIPMENT, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE EQUIPMENT.

5. Lessee agrees to pay all sales and use taxes arising on account of any sale of the Equipment upon exercise of the purchase option granted hereunder.

      MODIFICATIONS TO MASTER LEASE: To be consistent with this Supplement the Master Lease is amended as follows:

      1. Paragraphs 12 and 18 (relating to casualty and default) are amended by changing "10%" where it appears therein to "38.76%".

      2.    The following is added as Paragraph 26:

            26. TAX INDEMNITY. Lessor's loss of, or loss of the rights to claim, or recapture of, all or any part of the federal or state income tax benefits Lessor anticipated as a result of entering into the lease and owning the Equipment is referred to herein as a "Loss". If for any reason the lease is not a true lease for federal or state income tax purposes, or if for any reason (even though the lease may be a true lease) Lessor is not entitled to depreciate the Equipment for federal or state income tax purposes in the manner that Lessor anticipated when entering into the lease, and as a result Lessor suffers a Loss, then Lessee agrees to pay Lessor, as additional basic rent, a lump-sum amount which, after the payment of all federal, state and local income taxes on the receipt of such amount, and using the same assumptions as to tax benefits and other matters Lessor used in originally evaluating and pricing the lease, will in the reasonable opinion of Lessor maintain Lessor's net after-tax rate of return with respect to the lease at the same level it would have been if such Loss had not occurred. The Lessor makes no representation with respect to the income tax consequences of the lease or the Equipment. Lessor will notify Lessee of any claim that may give rise to indemnity hereunder. Lessor shall make a reasonable effort to contest any such claim but shall have no obligation to contest such claim beyond the administrative level of the Internal Revenue Service or other taxing authority. In any event, Lessor shall control all aspects of any settlement and contest. Lessee agrees to pay the legal fees and other out-of-pocket expenses incurred by Lessor in defending any such claim even if Lessor's defense is successful.

            Notwithstanding the foregoing, Lessee shall have no obligations to indemnify Lessor for any Loss caused solely by (a) a casualty to the Equipment if Lessee pays the amount Lessee is required to pay as a result of such casualty, (b) Lessor's sale of the Equipment other than on account of an Event of Default hereunder, (c) failure of Lessor to have sufficient income to utilize its anticipated tax benefits or to timely claim such tax benefits, and (d) a change in tax law (including tax rates) effective after the lease begins.

            For purposes of this paragraph 26, the term "Lessor" shall include any member of an affiliated group of which Lessor is (or may become) a member if consolidated tax returns are filed for such affiliated group for federal income tax purposes. Lessee's indemnity obligations under this paragraph 26 shall survive termination of the lease.

Page 2 of 2: SUPFMVSR                                   Initials /s/ [ILLEGIBLE]
                                                                 ---------------

[WELLS FARGO LOGO]

WELLS FARGO EQUIPMENT FINANCE, INC.                                 MASTER LEASE
733 Marquette Avenue, Suite 700
MAC N9306-070
Minneapolis, MN 55402

                           Master Lease Number 102541 dated as of March 19, 2004

Name and Address of Lessee:
MEADOW VALLEY CONTRACTORS, INC.
4411 SOUTH 40TH STREET
PHOENIX, AZ 85040

MASTER LEASE PROVISIONS

1. LEASE. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the personal property described in a Supplement or Supplements to this Master Lease from time to time signed by Lessor and Lessee upon the terms and conditions set forth in this Master Lease and in the related Supplement (such property together with all replacements, substitutions, parts, improvements, repairs, and accessories, and all additions incorporated therein or affixed thereto being referred to herein as the "Equipment"). Each Supplement shall constitute a separate lease incorporating the terms of this Master Lease. References in this Master Lease to "this Lease", "hereunder" and "herein" shall be construed to mean a Supplement which incorporates this Master Lease. Lessee's execution of a Supplement shall obligate Lessee to lease the Equipment described therein from Lessor. No Supplement shall be binding on Lessor unless and until executed by Lessor. Anything to the contrary notwithstanding, Lessor shall have no obligation to accept, execute or enter into any Supplement or to acquire or lease to Lessee any equipment. Title to all Equipment shall at all times remain in Lessor.

2. TERM. The term of this Lease shall begin on the rent commencement date shown in the applicable Supplement and shall continue for the number of consecutive months from the rent commencement date shown in such Supplement (the "initial term") unless earlier terminated by Lessor as provided herein. The rent commencement date is the 15th day of the month in which all of the items of Equipment described in the related Supplement have been delivered and accepted by Lessee if such delivery and acceptance is completed on or before the 15th of such month, and the rent commencement date is the last day of such month if such delivery and acceptance is completed during the balance of such month. In the event Lessee executes the related Supplement prior to delivery and acceptance of all items of Equipment described therein, Lessee agrees that the rent commencement date may be left blank when Lessee executes the related Supplement and hereby authorizes Lessor to insert the rent commencement date based upon the date appearing on the delivery and acceptance certificate signed by Lessee.

At the expiration of the initial term, unless Lessee shall have renewed the Lease or purchased the Equipment from Lessor, if Lessee does not return to Lessor all of the Equipment that is the subject of a Supplement in accordance with paragraph 14 below, Lessee shall pay to Lessor an amount equal to the monthly basic rental payment that was in effect during the last month of the initial term for each month (or part of any month), and shall comply with all other provisions of this Lease, from the first day after the expiration of the initial term until all such Equipment has been returned to Lessor in accordance with paragraph 14. In addition, Lessee shall pay any applicable sales and use tax.

3. RENT. Lessee shall pay as basic rent for the initial term of this Lease the amount shown in the related Supplement as Total Basic Rent. The Total Basic Rent shall be payable in installments each in the amount of the basic rental payment set forth in the related Supplement plus sales and use tax thereon. Lessee shall pay advance installments and any security deposit, each as shown in the related Supplement, on the date it is executed by Lessee. Subsequent installments shall be payable on the first day of each rental payment period shown in the related Supplement beginning after the first rental payment period; provided, however, that Lessor and Lessee may agree to any other payment schedule, including irregular payments or balloon payments, in which event they shall be set forth in the Supplement. If the actual cost of the Equipment is more or less than the Total Cost as shown in the Supplement, the amount of each installment of rent will be adjusted up or down to provide the same yield to Lessor as would have been obtained if the actual cost had been the same as the Total Cost. Adjustments of 10% or less may be made by written notice from Lessor to Lessee. Adjustments of more than 10% shall be made by execution of an amendment to the Supplement reflecting the change in Total Cost and basic rental payment.

In addition to basic rent, which is payable beginning on the rent commencement date, Lessee agrees to pay interim rent for the period beginning on the date the Equipment is delivered and accepted by Lessee to the rent commencement date at a daily rate equal to the percentage of Lessor's cost of the Equipment set forth in such Supplement. Interim rent shall be payable on the rent commencement date. Lessee agrees that if all of the items of Equipment covered by such Supplement have not been delivered and accepted thereunder before the date specified as the Cutoff Date in such Supplement, Lessee shall purchase from Lessor the items of Equipment then subject to this Lease within five days after Lessor's request to do so for a price equal to Lessor's cost of such items plus all accrued but unpaid interim rent thereon. Lessee shall also pay any applicable sales and use tax on such sale.

4. SECURITY DEPOSIT. Lessor may apply any security deposit toward any obligation of Lessee under any Supplement and shall return any unapplied balance to Lessee without interest upon full satisfaction of all of Lessee's obligations.

5. NO WARRANTIES. Lessee agrees that it has selected each item of Equipment based upon its own judgment and disclaims any reliance upon any statements or representations made by Lessor. LESSEE ACKNOWLEDGES THAT: LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT NOR A DEALER THEREIN; THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY, DESCRIPTION AND MANUFACTURE SELECTED BY THE LESSEE; LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE AND FIT FOR ITS PURPOSES; AND LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY WITH RESPECT TO THE EQUIPMENT, EXPRESS OR IMPLIED, AND LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, THE QUALITY, CONDITION OR CAPACITY OF THE EQUIPMENT OR THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP OF THE EQUIPMENT, LESSOR'S TITLE TO THE EQUIPMENT, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY LOSS, DAMAGE, OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY EQUIPMENT OR THE USE OR MAINTENANCE THEREOF OR THE FAILURE OR OPERATION THEREOF, OR THE REPAIR, SERVICE OR ADJUSTMENT THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, REPAIRS, SERVICE OR ADJUSTMENT, OR BY ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF OR FOR ANY LOSS OF BUSINESS HOWSOEVER CAUSED. LESSOR SHALL NOT BE LIABLE FOR DAMAGES OF

           THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

Lessor: Wells Fargo Equipment                   Meadow Valley-Contractors,
Finance, Inc.                                   lnc.,Lessee

__________________________                      By /s/ [ILLEGIBLE]
By                                                 ---------------------

__________________________                      Title [ILLEGIBLE]
Title

ANY KIND INCLUDING ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE EQUIPMENT. No defect or unfitness of the Equipment, nor any failure on the part of the manufacturer or the shipper of the Equipment to deliver the Equipment or any part thereof to Lessee, shall relieve Lessee of the obligation to pay rent or any other obligation hereunder. Lessor shall have no obligation in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Lessee shall look only to persons other than Lessor such as the manufacturer, vendor or carrier thereof should any item of Equipment for any reason be defective.

6. COVENANTS. (a) Affirmative Covenants. Lessee shall: (i) pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims, whether for labor, materials/supplies, rent or services, which might or could if unpaid become a lien on the Equipment; (ii) comply with all laws and regulations and rules, all manufacturer's instructions and warranty requirements, and with the conditions and requirements of all policies of insurance relating to the Equipment and its use; (iii) mark and identify the Equipment with all information and in such manner as Lessor or its assigns may request from time to time and replace promptly any such markings or identification which are removed, defaced or destroyed; (iv) at any and all times during business hours, grant Lessor free access to enter upon the premises wherein the Equipment shall be located or used and permit Lessor to inspect the Equipment; (v) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied; and (vi) within forty-five (45) days after the end of each fiscal quarter, deliver to Lessor a balance sheet as at the end of such quarter and statement of operations for such quarter, and within one hundred and twenty
(120) days after the end of each fiscal year, deliver to Lessor a balance sheet as at the end of such year and statement of operations for such year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Lessee's chief financial officer or principal accounting officer as fairly presenting the financial position and results of operations of Lessee, and, in the case of year end financial statements, certified, by an independent accounting firm selected by the Company's audit committee. (b) Negative Covenants. Lessee shall not (i) voluntarily or involuntarily create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment or this Lease or any of Lessee's interest thereunder; (ii) permit the name of any person, association or corporation other than the Lessor to be placed on the Equipment as a designation that might be interpreted as a claim of ownership or security interest; (iii) part with possession or control of or suffer or allow to pass out of its possession or control any item of the Equipment or change the location of the Equipment or any part thereof from the address shown above; (iv) ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT;
(v) change its name or address from that set forth above unless it shall have given Lessor or its assigns no less than thirty (30) days' prior written notice thereof; (vi) permit the sale or transfer of any shares of its capital stock or of any ownership interest in the Lessee to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Lessee from the person, persons, entity or entities who hold ownership and/or control of the Lessee as of the date of this Master Lease; or (vii) consolidate with or merge into or with any other entity, or purchase or otherwise acquire all or substantially all of the assets or stock or other ownership interest of any person or entity or sell, transfer, lease or otherwise dispose of all or substantially all of Lessee's assets to any person or entity.

7. TAXES. Lessee shall promptly pay when due all sales, use, property, excise and other taxes and all license and registration fees now or hereafter imposed by any governmental body or agency upon the Equipment or its use, purchase, ownership, delivery, leasing, possession, storage, operation, maintenance, repair, return or other disposition of the Equipment, or for titling or registering the Equipment, or upon the income or other proceeds received with respect to the Equipment or this Lease or the rentals hereunder; provided, however, that Lessee shall not be required to pay taxes on or measured by the net income of Lessor. Lessee shall prepare and file all tax returns relating to taxes for which Lessee is responsible hereunder which Lessee is permitted to file under the laws of the applicable taxing jurisdiction.

8. INDEMNITY. Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all claims, losses, liabilities (including negligence, tort and strict liability), damages, judgments, suits, and all legal proceedings, and any and all costs and expenses in connection therewith (including attorneys' fees) arising out of or in any manner connected with the manufacture, purchase, financing, ownership, delivery, rejection, non-delivery, transportation, possession, use, storage, operation, condition, maintenance, repair, return or other disposition of the Equipment or with this Lease, including without limitation, claims for injury to or death of persons and for damage to property, and give Lessor prompt notice of any such claim or liability.

9. ASSIGNMENT. Lessor may assign its interest in this Lease and sell or grant a security interest in all or any part of the Equipment without notice to or the consent of Lessee. Lessee agrees not to assert against any assignee of Lessor any claim or defense Lessee may have against Lessor.

10. EQUIPMENT PERSONALTY. The Equipment shall remain personal property regardless of its attachment to realty, and Lessee agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of its attachment to realty. If requested by Lessor with respect to any item of the Equipment, Lessee will obtain and deliver to Lessor waivers of interest or liens in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on which such item of the Equipment is installed or located.

11. USE AND MAINTENANCE. Lessee will use the Equipment with due care and for the purpose for which it is intended. Lessee will maintain the Equipment in good repair, condition and working order and will furnish all parts and services required therefor, all at its expense, ordinary wear and tear excepted. Lessee shall, at its expense, make all modifications and improvements to the Equipment required by law, and shall not make other modifications or improvements to the Equipment without the prior written consent of Lessor. All parts, modifications and improvements to the Equipment shall, when installed or made, immediately become the property of Lessor and part of the Equipment for all purposes.

12. LOSS OR DAMAGE. No loss or damage to the Equipment or any part thereof shall affect any obligation of Lessee under this Lease which shall continue in full force and effect. Lessee shall advise Lessor in writing promptly of any item of Equipment lost or damaged and of the circumstances and extent of such damage. In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of condemnation or seizure of any item of Equipment, Lessee shall promptly pay Lessor an amount equal to the greater of the fair market value of such items or the sum of (a) the amount of all rent and other amounts payable by Lessee hereunder with respect to such items due but unpaid at the date of such payment plus (b) the amount of all unpaid rent with respect to such items for the balance of the term of this Lease not yet due at the time of such payment discounted from the respective dates installment payments would be due at the rate implicit in the schedule of rental payments when applied to the cost of such item plus (c) 10% of the cost of such item as shown in the related Supplement. Upon payment of such amount to Lessor, such item shall become the property of Lessee, Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest therein, the rent with respect to such item shall terminate, and the basic rental payments on the remaining items shall be reduced accordingly. Lessee shall pay any sales and use taxes due on such transfer. Any insurance or condemnation proceeds received shall be paid to Lessor and credited to Lessee's obligation under this paragraph and Lessor shall be entitled to any surplus. Whenever the Equipment is damaged and such damage can be repaired, Lessee shall, at its expense, promptly effect such repairs as Lessor shall deem necessary for compliance with paragraph 11 above. Proceeds of insurance shall be paid to Lessor with respect to such reparable damage to the Equipment and shall, at the election of Lessor, be applied either to the repair of the Equipment by payment by Lessor directly to the party completing the repairs, or to the reimbursement of Lessee for the cost of such repairs; provided, however, that Lessor shall have no obligation to make such payment or any part thereof until receipt of such evidence as Lessor shall deem satisfactory that such repairs have been completed and further provided that Lessor may apply such proceeds to the payment of any rent or other sum due or to become due hereunder if at the time such proceeds are received by Lessor there shall have occurred any Event of Default or any event which with lapse of time or notice, or both, would become an Event of Default.

Page 2 of 4: MASTLEAS                                   Initials /s/ [ILLEGIBLE]
                                                                 ---------------

[WELLS FARGO LOGO]

WELLS FARGO EQUIPMENT FINANCE, INC.                    AMENDMENT TO MASTER LEASE
733 Marquette Avenue,
Investor's Building, Suite 700
Minneapolis, MN 55479-2048

Wells Fargo Equipment Finance, Inc. ("Lessor") and MEADOW VALLEY CONTRACTORS, INC. ("Lessee") hereby agree to amend Master Lease 102541 dated as of MARCH 19, 2004 (the "Lease") as follows:

      1. Paragraph 6(vi) is amended by inserting by replacing "thirty (30)" days with "forty-five (45)" days, and inserting after "chief financial officer" "or principal accounting officer". Also, Paragraph 6(vi) is amended by replacing the words "acceptable to Lessor" with "selected by the company's audit committee".

      2. Paragraph 7 is amended by inserting the following sentence at the end of the paragraph. "Property tax returns shall be prepared by Lessor as equipment owner as stipulated by Arizona regulation."

      3. Paragraph 14 is amended by deleting "within the continental United States as Lessor shall designate. Lessee shall pay all transportation and other expenses relating to such delivery." and inserting "as Equipment was received after "such location".

Except as modified herein, the terms and conditions of the Lease remain the same.

Date: March 29, 2004

Wells Fargo Equipment Finance, Inc.             Meadow Valley Contractors, Inc.

By:_______________________________              By: /s/ [ILLEGIBLE]
                                                    ----------------
Title:____________________________              Title: [ILLEGIBLE]

MeadowValleylAmendmenttolease/slb

[WELLS FARGO LOGO]

WELLS FARGO EQUIPMENT FINANCE, INC.                               ADDENDUM NO. 1
Investor's Building, Suite 300
733 Marquette Avenue,          TO SUPPLEMENT NO. 102451-100 DATED MARCH 19, 2004
Minneapolis, MN 55479-2048       TO MASTER LEASE NO. 102451 DATED MARCH 19, 2004

Wells Fargo Equipment Finance, Inc. ("Lessor") and Meadow Valley Contractors, Inc. ("Lessee") hereby amend Master Lease No. 102541 dated March 19, 2004 solely as it relates to Supplement No. 102541-100 by adding the following:

In addition to, but not in substitution for, the return and maintenance provisions contained in the Master Lease, Lessee agrees to comply with the following maintenance provisions during the initial term of the Lease and upon return of the Equipment to Lessor.

MAINTENANCE & REPAIR:

      a. Lessee at all times will maintain the Paver in a condition and manner suggested by the original manufacturer as required to validate any warranty.

      b. Lessee will use only original manufacture's approved replacement parts and components in the performance of any maintenance and repair of the Paver.

      c. Lessee will maintain current maintenance and repair records for the Paver in a useable manner and will submit to Lessor upon the return of the Paver.

      d. Lessee will at all times maintain the Paver in good operational condition and appearance, and cannot discriminate such maintenance between owned or leased Equipment.

RETURN CONDITIONS:

      a. The Paver will be in a condition whereby it can be put immediately into revenue service at its original designated function and capacity.

      b. The tracks and or tires and the complete undercarriage will be intact and have no damage of any kink. Track pads and tires will have a minimum of 50% useful life remaining.

      c. The paver will be free of damage of any kind. There will be no leaking hydraulic cylinders. Additional attachments included will be completely intact, free of damage and operable as originally designed.

      d. The engine, electrical system, radiator and cooling system, and complete hydraulic systems will operate to the original manufacturer's specifications. There will be no fluid leaks and all hoses, pumps, etc. will be in good condition. Any repairs required by Lessee must be complete at its expense prior to return of the Paver.

      e.    Yearly hours of usage may not exceed 1500 hours.

      f. The transmission, clutches, drive train and hydraulic system will function properly within the manufacturer's operating specifications.

      g.    The Screed Plate must have no less than 1/4 inch thickness.

      h. The operator's cab will be clean. The seat will be free of tears, rips, burns, stains or holes: all operator controls will be fully functional.

      i. The complete unit will be reasonably clean without rust/corrosion, dirt, and foreign material. The paint will be in good condition.

      j. All Lessee logos or identification will be removed in a workmanlike manner so that the exterior paint is uninterrupted and uniform in appearance.

In the event of a conflict between the terms of this Addendum and the Master Lease, the terms of this Addendum shall control. Capitalized terms used herein, which are not otherwise defined, shall have the meanings given to them in the Master Lease and the Supplement referenced above.

Except as modified herein the terms and conditions of the Lease remain the same and continue in full force and effect.

Dated: March 19, 2004

Wells Fargo Equipment Finance, Inc., Lessor     Meadow Valley Contractors,
                                                Inc., Lessee

By:_____________________________                By: /s/ [ILLEGIBLE]
                                                    --------------------

Title:__________________________                Title: [ILLEGIBLE]

Meadow Valley Contractors 2/Return Provisions/AZ

[WELLS FARGO LOGO]

WELLS FARGO EQUIPMENT FINANCE, INC.                               ADDENDUM NO. 2
Investor's Building, Suite 300
733 Marquette Avenue,          TO SUPPLEMENT NO. 102451-100 DATED MARCH 19, 2004
Minneapolis, MN 55479-2048       TO MASTER LEASE NO. 102451 DATED MARCH 19, 2004

Wells Fargo Equipment Finance, Inc. ("Lessor") and Meadow Valley Contractors, Inc. ("Lessee") hereby amend Master Lease No. 102541 dated March 19, 2004 solely as it relates to Supplement No. 102541-100 by adding the following:

In addition to, but not in substitution for, the return and maintenance provisions contained in the Master Lease, Lessee agrees to comply with the following maintenance provisions during the initial term of the Lease and upon return of the Equipment to Lessor.

MAINTENANCE & REPAIR:

      a. Lessee at all times will maintain the Equipment in a condition and manner suggested by the original manufacturer, including without limitation as required to validate any warranty.

      b. Lessee will use only original manufacturer's approved replacement parts and components in the performance of any maintenance and repair of the Equipment.

      c. Lessee will maintain current maintenance and repair records for the Equipment in a usable manner and give to Lessor upon return of the Equipment.

      d. Lessee will at all times maintain the Equipment in good operational condition and appearance and will not maintain the Equipment differently than Lessee maintains equipment of a similar type that it owns or leases from others.

RETURN CONDITIONS: Upon return of the Equipment to Lessor:

      a. The Equipment will be in a condition whereby it can be placed immediately into revenue producing service at its original designated function and capacity.

      b. The rollers will be free of damage of any kind and capable of performing its originally intended function.

      c. The entire hydraulic system will be free of any leaks, cuts and cracks and will operate as designed by the manufacturer.

      d. The engine, transmission, complete drive train, vibratory and electrical systems will operate to the manufacturer's recommended specifications and will have no fluid leaks.

      e. The operator's station will be completely clean with all controls functioning at their original designated capacity.

      f. The Equipment overall will be completely clean and free of rust/corrosion, dirt or any foreign material and with any Lessee logs or identification removed in a workmanlike manner so as to maintain a uniform appearance.

      g. If the Equipment or any of its components, covered in this Lease has a predictable, recommended or scheduled maintenance, recalibration, overhaul, rebuild or replacement, Lessee shall ensure that the Equipment or its components shall have no less than 50% of its useful life/hours remaining until the next scheduled maintenance, recalibration, overhaul, rebuild or replacement. If the Equipment or any of its components has less than 50% of useful life/hours remaining, Lessee will be charged the entire apportioned share of the estimated costs required to complete the required work.

      h. Lessee will provide, at its expense, a complete written mechanical inspection report by party designated by the Lessor.

      i. The hours of usage shall not exceed 2200 per 12-month period, the first of which shall commence on the date an item of Equipment is first used by Lessee under the Lease. Usage above such level will result in a charge of $25 per hour of usage in excess of the usage allowed. Excess usage fee shall be due and payable by Lessee upon receipt of an invoice therefore from Lessor.

In the event of a conflict between the terms of this Addendum and the Master Lease, the terms of this Addendum shall control. Capitalized terms used herein, which are not otherwise defined, shall have the meanings given to them in the Master Lease and the Supplement referenced above.

Except as modified herein the terms and conditions of the Lease remain the same and continue in full force and effect.

Dated: March 19, 2004

Wells Fargo Equipment Finance,                  Meadow Valley Contractors,
Inc., Lessor                                    Inc., Lessee

By:__________________________                   By: /s/ [ILLEGIBLE]
                                                    -------------------
Title:______________________                    Title: [ILLEGIBLE]

Meadow Valley Contractors 2/Return Provisions/AZ